Exhibit 99.1 Maxygen, Inc. 411 Borel Avenue Suite 616 San Mateo, CA 94402 650.241.2292 main 650.257.5892 fax www.maxygen.com

Maxygen Announces Filing of Certificate of Dissolution;

Delisting from NASDAQ

SAN MATEO, Calif., August 29, 2013 - Maxygen, Inc. (Nasdaq: MAXY), announced today that it has filed a certificate of dissolution with the Secretary of State of the State of Delaware, which will become effective at 5:00 p.m. Eastern Time on August 29, 2013. The filing of the certificate was made pursuant to a plan of dissolution approved by shareholders at the company’s annual meeting held on August 12, 2013.

Maxygen notified The NASDAQ Stock Market (NASDAQ) of the filing and NASDAQ has advised Maxygen that trading of the company’s common stock will be suspended after the regular market officially closes at 4:00 p.m. Eastern Time on August 29, 2013. NASDAQ also has advised Maxygen that it will file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (SEC) to delist the common stock from NASDAQ. Maxygen also intends to seek relief from the SEC to suspend certain of its reporting obligations under the Securities and Exchange Act of 1934, as amended.

In connection with the effectiveness of the certificate of dissolution, Maxygen will also close its stock transfer books and discontinue recording transfers of its common stock, effective as of 5:00 p.m. Eastern Time on August 29, 2013. As a result, the common stock, and stock certificates evidencing the shares of common stock, will no longer be assignable or transferable on the company’s books, other than transfers by will, intestate succession or operation of law.

As previously announced, the company made an initial liquidating distribution of $2.50 per share of Maxygen’s common stock, which was payable on August 29, 2013. Subject to uncertainties inherent in the winding up of its business, Maxygen may make one or more additional liquidating distributions, which could total as much as $0.09 per share, as the company’s required contingency reserves may be released over time. However, no assurances can be made as to the ultimate amounts to be distributed, if any, or the timing of any such distributions. Any additional liquidating distributions will be made to the shareholders of record as of the effective date of the certificate of dissolution.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the following: the specific timing of the effectiveness of the certificate of dissolution; the specific timing of the suspension and delisting of Maxygen’s common stock on The NASDAQ Global Market; the specific timing of the closing of the company’s stock

Maxygen, Inc. 411 Borel Avenue Suite 616 San Mateo, CA 94402 650.241.2292 main 650.257.5892 fax www.maxygen.com records; the plans and precise nature, amount and timing of any subsequent distributions to shareholders, which will depend on and could be delayed by, among other things, sales of the company’s assets, claim settlements with creditors, resolution of any outstanding litigation matters and unexpected or greater than expected expenses; the fact that shareholders could be liable to the company’s creditors in the event the company fails to create an adequate contingency reserve to satisfy claims against it; the fact that the company could incur costs to terminate, retain or replace personnel and consultants; the limited ability of shareholders to publicly trade the company’s common stock; Maxygen’s intent or ability to seek and/or obtain relief from any of its reporting obligations under the Securities and Exchange Act of 1934, as amended, and the fact that Maxygen will continue to incur the expenses of such reporting obligations until such relief is granted; and other statements contained in this document regarding matters that are not historical facts. Additional risk factors are more fully discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, including under the caption “Risk Factors,” and in Maxygen’s other periodic reports filed with the SEC, all of which are available from Maxygen or from the SEC’s website (www.sec.gov). Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

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Contact:

Adriann Poat

adriann.poat@maxygen.com

650.241.2303